FOR IMMEDIATE RELEASE

Core Molding Technologies Extends Credit Facility Through 2031, Increasing Financial Flexibility for Strategic Growth

COLUMBUS, OH, July 7, 2026 – Core Molding Technologies, Inc. (NYSE American: CMT) (“Core Molding”, “Core” or the “Company”), a leading engineered materials company specializing in molded structural products, principally in medium- and heavy-duty truck, powersports, building products, and industrial and utility industries across the United States, Canada, and Mexico, today announced the successful amendment and extension of its credit agreement through 2031.

The amended credit facility consists of a $50 million delayed draw term loan and a $50 million revolving credit facility. Borrowings under the facility will bear interest at SOFR plus an applicable margin ranging from 1.50% to 3.75%, based on the Company's leverage ratio. The facility includes a covenant-light structure that provides increased financial flexibility.

"The successful extension of our credit facility is an important milestone that enhances our ability to execute Core's long-term growth strategy." said Eric Palomaki, President and Chief Executive Officer of Core Molding Technologies. "Combined with our strong cash generation and healthy balance sheet, this facility provides additional flexibility to invest in operational excellence, support organic growth initiatives, and pursue value-enhancing acquisitions, while maintaining a prudent capital structure."

“This amended credit agreement significantly enhances Core's financial flexibility and further strengthens an already healthy balance sheet." said Alex Panda, Chief Financial Officer of Core Molding Technologies. "The facility extends our debt maturity profile through 2031, provides a covenant-light framework, and reduces our overall cost of capital. Together, these improvements reinforce our strong balance sheet and ensure we have the liquidity and flexibility necessary to support the Company's long-term financial objectives. We appreciate the confidence our lending partners have shown in Core and remain focused on creating long-term value for our shareholders."

About Core Molding Technologies, Inc.

Core Molding Technologies is a leading engineered materials company specializing in molded structural products, principally in medium- and heavy-duty truck, powersports, building products, and industrial and utility industries across the United States, Canada, and Mexico. The Company operates in one operating segment as a molder of thermoplastic and thermoset structural products.

The Company’s operating segment consists of one reporting unit, Core Molding Technologies. The Company offers customers a wide range of manufacturing processes to fit various program volume and investment requirements. These thermoset processes include compression molding of sheet molding compound (“SMC”), resin transfer molding (“RTM”), liquid molding of dicyclopentadiene (“DCPD”), spray-up and hand-lay-up. The thermoplastic processes include direct long-fiber thermoplastics (“DLFT”) and structural foam and structural web injection molding. Core Molding Technologies serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction, and other commercial products. The demand for Core Molding Technologies’ products is affected by economic conditions in the United States, Mexico, and Canada. Core Molding Technologies’ operations may change proportionately more than revenues from operations.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: dependence on certain major customers, and potential loss of any major customer due to completion of existing production programs or otherwise; business conditions in the plastics, transportation, power sports, utilities and commercial product industries (including changes in demand for production); the availability and price increases of raw material,; general macroeconomic, social, regulatory and political conditions, including uncertainties surrounding volatility in financial markets; the imposition of new or increased tariffs and the resulting consequences; safety and security conditions in Mexico; costs and other resources related to Core Molding Technologies' efforts to expand its customer base and grow its business, and provide on-time delivery to customers; ; the Company’s decision to pursue new products and initiatives to quote and execute manufacturing processes for new business, acquire raw materials, address inflationary pressures, regulatory matters and labor relations; the ability to successfully identify, evaluate and manage potential acquisitions and to benefit from and properly integrate any completed acquisitions; the Company’s financial position or other financial information; inadequate insurance coverage to protect against potential hazards; equipment and machinery failure; product liability and warranty claims; cybersecurity incidents or other similar disruptions; and other risks and uncertainties described in the Company’s filings with the SEC. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Company Contact:

Core Molding Technologies, Inc.

Alex Panda
Executive Vice President & Chief Financial Officer
apanda@coremt.com

Investor Relations Contact:

Three Part Advisors, LLC
Sandy Martin or Steven Hooser
214-616-2207

Core Molding Technologies, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$605	$2,183
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,057	3,214
Loss on disposal of property, plant and equipment	—	4
Share-based compensation	495	631
Losses (gain) on foreign currency	186	212
Change in operating assets and liabilities:
Accounts receivable	(22,657)	(6,625)
Inventories	(2,718)	(949)
Prepaid and other assets	(2,716)	(2,304)
Accounts payable	3,727	10,912
Accrued and other liabilities	10,894	(1,099)
Post retirement benefits liability	(102)	(80)
Net cash used in operating activities	(9,229)	6,099

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,784)	(1,772)
Net cash used in investing activities	(3,784)	(1,772)

Cash flows from financing activities:
Payments for taxes related to net share settlement of equity awards	(612)	(262)
Purchase of treasury stock	(457)	(916)
Payment on principal on term loans	(469)	(478)
Net cash used in financing activities	(1,538)	(1,656)

Net change in cash and cash equivalents	(14,551)	2,671

Cash and cash equivalents at beginning of period	38,058	41,803

Cash and cash equivalents at end of period	$23,507	$44,474

Cash paid for:
Interest	$267	$396
Income taxes	$729	$98

Non cash investing activities:
Fixed asset purchases in accounts payable	$33	$403

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Core Molding management uses non-GAAP measures in its analysis of the Company's performance. Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) restructuring and severance costs, and (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. Debt-to-trailing twelve months adjusted EBITDA represents total outstanding debt divided by trailing twelve months Adjusted EBITDA. Free Cash Flow represents net cash (used in) provided by operating activities less purchase of property, plant and equipment. Trailing twelve months return on capital employed represents the trailing twelve months earnings before (i) interest expense, net and (ii) provision (benefit) for income taxes divided by (i) stockholders' equity and (ii) current and long-term debt. Adjusted Net Income represents net income before severance cost (net of tax).

We present Adjusted EBITDA, Adjusted EBITDA as a percent of net sales, debt-to-trailing twelve months adjusted EBITDA, Free Cash Flow and trailing twelve months Return on Capital Employed because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present reconciliations of net income to Adjusted EBITDA, and Cash Flow from Operating Activities to Free Cash Flow, the most directly comparable GAAP measures, and Debt to trailing twelve months adjusted EBITDA and trailing twelve months Return on Capital Employed, for the periods presented:

Core Molding Technologies, Inc.
Net Income to Adjusted EBITDA Reconciliation
(unaudited, in thousands)

	Three months ended
	March 31,
	2026	2025
Net income	$605	$2,183
Provision for income taxes	190	750
Total other expenses(1)	(31)	(94)
Depreciation and amortization	3,037	3,194
Share-based compensation	495	631
Succession plan costs	924	500
Mexico expansion related costs	2,102	—
Adjusted EBITDA	$7,322	$7,164

Adjusted EBITDA as a percent of net sales	12.5%	11.7%

(1)Includes net interest expense and non-cash periodic post-retirement benefit cost.

Core Molding Technologies, Inc.
Computation of Debt to Trailing Twelve Months Adjusted EBITDA
(unaudited, in thousands)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Trailing Twelve Months
Net income	$4,052	$1,877	$3,083	$605	$9,617
Provision for income taxes	1,311	779	642	190	2,922
Total other expenses(1)	(149)	(83)	(133)	(31)	(396)
Depreciation and amortization	3,157	3,093	3,386	3,037	12,673
Share-based compensation	494	521	142	495	1,652
Succession plan costs	479	—	476	924	1,879
Footprint optimization and Mexico Expansion Costs (restructuring)	$200	$220	$—	$2,102	$2,522
Adjusted EBITDA	$9,544	$6,407	$7,596	$7,322	$30,869

Total Outstanding Term Debt as of March 31, 2026					$19,266

Debt to Trailing Twelve Months Adjusted EBITDA					0.62

(1)Includes net interest expense and non-cash periodic post-retirement benefit cost.

Core Molding Technologies, Inc.
Computation of Trailing Twelve Months Return on Capital Employed
(unaudited, in thousands)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Trailing Twelve Months
Operating Income	$5,214	$2,573	$3,592	764	$12,143

Equity					158,221
Structured Debt					19,266
Total Capital Employed					$177,487

Return on Capital Employed					6.8%

Core Molding Technologies, Inc.
Computation of Trailing Twelve Months Return on Capital Employed Excluding Cash
(unaudited, in thousands)

	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Trailing Twelve Months
Operating Income	$5,214	$2,573	$3,592	764	$12,143

Equity					158,221
Structured Debt					19,266
Less Cash					(23,507)
Total Capital Employed, Excluding Cash					$153,980

Return on Capital Employed, Excluding Cash					7.9%

Core Molding Technologies, Inc.
Free Cash Flow
Three Months Ended March 31, 2026 and 2025
(unaudited, in thousands)

	2026	2025
Cash flow (used in) provided by operations	$(9,229)	$6,099
Purchase of property, plant and equipment	(3,784)	(1,772)
Free cash flow (deficit)	$(13,013)	$4,327

Core Molding Technologies, Inc.

Adjusted Net (Loss) Income per Share
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Net Income	$605	$2,183
Succession plan costs (net of tax)	$925	$395
Mexico expansion related expense (net of tax)	$1,650	$—
Adjusted net income	$3,182	$2,185

Weighted average common shares outstanding - basic	$8,574,000	$8,621,000
Weighted average common and potentially issuable common shares outstanding- diluted	$8,766,000	$8,816,000

Net income per share - basic	0.07	0.25
Succession plan costs (net of tax)	0.11	0.05
Mexico expansion related expense (net of tax)	$0.19	$—
Adjusted net income per share - basic	$0.37	$0.30

Net income per share - diluted	$0.07	$0.25
Succession plan costs (net of tax)	0.11	0.04
Mexico expansion related expense (net of tax)	$0.19	$—
Adjusted net income per share - diluted	$0.37	$0.29